EXHIBIT 5

                               Hunton & Williams
                          RIVERFRONT PLAZA, EAST TOWER
                              951 EAST BYRD STREET
                         RICHMOND, VIRGINIA 23219-4074


                             FILE NO.:  27789.197
                          DIRECT DIAL:  (804) 788-8267

                                               March 23, 1995




Board of Directors
United Dominion Realty Trust, Inc.
10 South Sixth Street
Richmond, Virginia  23219

                       Registration Statement on Form S-8
                         100,000 Shares of Common Stock

Gentlemen:

         We are acting as counsel for United Dominion Realty Trust, Inc. (the "Company") in connection with the registration under the Securities
Act of  1933 of  100,000 shares of its  Common Stock  (the "Shares").   The
Shares are described in the Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange
Commission  (the  "Commission") on  March  23, 1995.    In  connection with  the
filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         We are of the opinion that when the Shares have been sold to participants in the Company's Employees' Stock Purchase Plan referred to in the Registration Statement as described therein, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.


                                                            Very truly yours,


                                                            HUNTON & WILLIAMS